UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 18, 2011

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.  Results of Operations and Financial Condition

On July 18, 2011, registrant issued a press release entitled “Halliburton Announces Second Quarter Earnings of $0.81 Per Diluted Share, Excluding Employee Separation Costs”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES SECOND QUARTER EARNINGS
OF $0.81 PER DILUTED SHARE, EXCLUDING EMPLOYEE SEPARATION COSTS
Reported net income of $0.80 per diluted share

HOUSTON, Texas – Halliburton (NYSE:HAL) announced today that net income for the second quarter of 2011 was $747 million, or $0.81 per diluted share, excluding employee separation costs of $8 million, after-tax, or $0.01 per diluted share. Reported net income for the second quarter of 2011 was $739 million, or $0.80 per diluted share. This compares to net income for the first quarter of 2011 of $511 million, or $0.56 per diluted share. The first quarter of 2011 results were negatively impacted by $46 million, after-tax, or $0.05 per diluted share, related primarily to reserving certain assets as a result of political sanctions in Libya. Net income for the second quarter of 2010 was $480 million, or $0.53 per diluted share.

Halliburton’s consolidated revenue in the second quarter of 2011 was $5.9 billion, compared to $5.3 billion in the first quarter of 2011. Consolidated operating income was $1.2 billion in the second quarter of 2011, compared to $814 million in the first quarter of 2011. These increases were primarily attributed to improved pricing and equipment utilization in United States land, where nearly all product service lines have benefited from the shift to unconventional oil and liquids-rich basins. Consolidated revenue and operating income were $4.4 billion and $762 million, respectively, in the second quarter of 2010.

“I am extremely pleased with our second quarter results as total revenue set yet another company record. North America continues to deliver very strong growth in revenue and profitability, while international profit recovered modestly. As a whole, our level of operating margin was the highest it has been since 2008,” said Dave Lesar, chairman, president, and chief executive officer.

“North America revenue grew by 16% sequentially compared to United States rig activity growth of 6%, with incremental operating margins of greater than 50% for both divisions. This was driven by the execution of our North America growth strategy in liquids-rich basins, and our customers’ continued adoption of our integrated solutions.

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Halliburton/Page 2

“We have for some time expressed confidence in the strength of the North America cycle, and our results this quarter validate our positive view on the market. Strong crude prices, operators’ improved cash flows combined with their ability to access capital, and the increasingly liquids-rich nature of the United States land market, give us continued confidence in the strength of North America through 2012.

“International revenue grew 8% from the prior quarter, with 18% operating income growth, excluding the impact of Libya and employee separation costs. Strong sequential operating income improvement was driven by seasonal recovery in the North Sea and Russia as well as improved activity in Latin America and Asia. However, the shutdown in Libya, project delays in Iraq, mobilization costs in Sub-Saharan Africa, and the sluggish market in the United Kingdom and Algeria have impacted the pace of recovery for our international results. In Europe, despite the employee separation costs in the second quarter, increasing interest in shale development gives us confidence in business prospects longer term. We are now seeing some evidence that international pricing is stabilizing and we believe that volume increases will result in pricing improvements toward the end of the year.

“Robust growth in global energy demand supports the continuing need to develop new hydrocarbon resources and provides us with strong growth opportunities. We anticipate that the execution of our strategy and our focus on the high growth segments of deepwater, unconventional resources, and mature fields will result in margin expansion in both our North America and international business, and will support continued delivery of strong shareholder returns,” concluded Lesar.

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Halliburton/Page 3

2011 Second Quarter Results

Completion and Production
Completion and Production (C&P) revenue in the second quarter of 2011 was $3.6 billion, an increase of $446 million, or 14%, from the first quarter of 2011. Continued demand for production enhancement services in the United States accounted for the majority of this increase.

C&P operating income in the second quarter of 2011 was $918 million, an increase of $258 million, or 39%, over the first quarter of 2011. Excluding the second quarter impact of employee separation costs in the Eastern Hemisphere and the first quarter impact of the charge for Libya, C&P operating income improved $228 million, or 33%, from the first quarter of 2011. North America C&P operating income increased $213 million compared to the first quarter of 2011, primarily due to higher demand for production enhancement services in the United States land market. Latin America C&P operating income decreased $7 million, as higher costs across South America offset higher activity levels in Mexico and Brazil. Europe/Africa/CIS C&P operating income improved due to seasonal recovery in the North Sea. Middle East/Asia C&P operating income rose as higher activity across all product service lines in Saudi Arabia and Australia offset lower completion tools sales in Malaysia.

Drilling and Evaluation
Drilling and Evaluation (D&E) revenue in the second quarter of 2011 was $2.3 billion, an increase of $207 million, or 10%, from the first quarter of 2011, with all regions experiencing revenue growth.

D&E operating income in the second quarter of 2011 was $324 million, an increase of $94 million, or 41%, from the first quarter of 2011. Excluding the second quarter impact of employee separation costs in the Eastern Hemisphere and the first quarter impact of the charge for Libya, D&E operating income increased $76 million, or 30%, from the first quarter of 2011. North America D&E operating income increased $52 million compared to the first quarter of 2011, with higher United States drilling activity both onshore and in the Gulf of Mexico. Latin America D&E operating income increased $12 million, primarily due to higher activity in Brazil. Europe/Africa/CIS D&E operating income improved due to higher seasonal demand for drilling services in the North Sea and Russia which offset lower activity in Angola. Middle East/Asia D&E operating income was flat, as higher direct sales in China and Kuwait offset contract delays in Iraq.

Corporate and Other
During the second quarter of 2011, Halliburton invested an additional $12 million in strategic projects aimed at improving Halliburton’s operations and creating the opportunity for competitive advantage for the company. These include a lower cost service delivery model in North America and repositioning technology, supply chain, and manufacturing infrastructure to support projected international growth. Halliburton expects to continue funding this effort throughout 2011.

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Halliburton/Page 4

Significant Recent Events and Achievements

•
Halliburton was awarded a three-year contract by Chevron to provide integrated services for shale natural gas exploration in Poland. Under this contract, Halliburton will provide directional drilling, mud logging, cementing, coiled tubing, slickline, well testing, hydraulic fracturing, and completion equipment and services. Halliburton’s Consulting and Project Management team will support the project. Drilling is scheduled to begin in the fourth quarter of 2011.

•
Halliburton invests considerable time, energy, and resources in engineering solutions that set new standards for environmental safety – all while helping our customers do more by using less. The CleanSuite™ services are the latest in a long line of developments designed to reduce the environmental footprint of hydraulic fracturing operations. Recent achievements for CleanSuite™ technologies include the following:

o
Halliburton and El Paso Corporation announced that an El Paso-operated well in North Louisiana is the first natural gas producing well to be completed using all three Halliburton proprietary CleanSuite™ production enhancement technologies for both hydraulic fracturing and water treatment. More than four million gallons of CleanStim® hydraulic fracturing fluid, comprised of ingredients sourced from the food industry, were utilized to enhance the well and resulted in faster production of natural gas. Nearly 4.8 million gallons of water were treated through Halliburton’s CleanStream® process, which uses UV light instead of additives to control bacteria in water. Another one million gallons of produced water was recycled for use in the well through the CleanWave™ system, significantly reducing the need for freshwater.

o
Halliburton's CleanWave™ water treatment technology was recognized with the Spotlight on New Technology Award at the 2011 Offshore Technology Conference. The awards program is designed to showcase the latest and most advanced technologies that are leading the industry into the future. Year to date, we have treated over 47 million gallons of fracture flowback water or produced water with this technology.

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Halliburton/Page 5

•
Deepwater is the most challenging and expensive environment in which our customers operate. Recent technological developments by Halliburton that help improve our customers’ economics by providing more effective reservoir performance information include:

o
DynaLink® – Halliburton’s proven, two-way wireless acoustic telemetry system – now has the added capability to control downhole test tools from the surface during drillstem testing operations while transmitting real-time bottomhole pressure and temperature data. This data, along with acoustic actuation of test tools, provides operators the benefit of changing the pre-defined well testing program based on reservoir response while testing. This technology was recently deployed successfully in deepwater wells in Mexico and Brazil.

o
The 4 Phase Vertical Test Separator is another step change improvement in deepwater well testing. First, the system eliminates the need for traditionally bulky and costly sand-handling equipment and the inherent operational difficulties associated with it. Second, it streamlines rig operations by eliminating costly rig time associated with the removal of produced solids. The Halliburton 4 Phase Vertical Test Separator recently demonstrated noteworthy time and cost savings for an operator in Brazil.

•
Realm Energy International Corporation has contracted Halliburton’s Consulting and Project Management team to work with Realm Energy to significantly expand the technical evaluation and ranking of the highest-potential shale deposits found in emerging prospective basins globally. Realm Energy and Halliburton’s Consulting and Project Management team began their collaboration in 2009 with an emphasis on European basins. During this initial effort 10 discrete sedimentary basins in four European countries were targeted for evaluation. The collaboration identified key prospect trends, and Realm has now successfully acquired 650,000 gross acres and has filed government applications for 4.4 million acres of contiguous tracts over significant shale resources.

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Halliburton/Page 6

Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry. With over 60,000 employees in approximately 80 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s Web site at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: results of litigation and investigations; actions by third parties, including governmental agencies; changes in the demand for or price of oil and/or natural gas can be significantly impacted by weakness in the worldwide economy; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity and potential adverse proceedings by such agencies; indemnification and insurance matters; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, and foreign exchange rates and controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton’s Form 10-K for the year ended December 31, 2010, Form 10-Q for the quarter ended March 31, 2011, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton’s business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30		March 31
	2011	2010	2011
Revenue: Completion and Production	$3,618	$2,393	$3,172
Drilling and Evaluation	2,317	1,994	2,110
Total revenue	$5,935	$4,387	$5,282
Operating income:
Completion and Production	$918	$497	$660
Drilling and Evaluation	324	318	230
Corporate and other	(81)	(53)	(76)
Total operating income	1,161	762	814
Interest expense, net of interest income of $2, $3, and $1	(63)	(76)	(69)
Other, net	(5)	(9)	(4)
Income from continuing operations before income taxes	1,093	677	741
Provision for income taxes	(352)	(200)	(229)
Income from continuing operations	741	477	512
Income (loss) from discontinued operations, net	–	6	(1)
Net income	$741	$483	$511
Noncontrolling interest in net income of subsidiaries	(2)	(3)	–
Net income attributable to company	$739	$480	$511
Amounts attributable to company shareholders:
Income from continuing operations	$739	$474	$512
Income (loss) from discontinued operations, net	–	6	(1)
Net income attributable to company	$739	$480	$511
Basic income per share attributable to company
shareholders:
Income from continuing operations	$0.81	$0.52	$0.56
Income (loss) from discontinued operations, net	–	0.01	–
Net income per share	$0.81	$0.53	$0.56
Diluted income per share attributable to company
shareholders:
Income from continuing operations	$0.80	$0.52	$0.56
Income (loss) from discontinued operations, net	–	0.01	–
Net income per share	$0.80	$0.53	$0.56
Basic weighted average common shares outstanding	916	906	914
Diluted weighted average common shares outstanding	921	909	919

See Footnote Table 1 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended June 30
	2011	2010
Revenue:
Completion and Production	$6,790	$4,357
Drilling and Evaluation	4,427	3,791
Total revenue	$11,217	$8,148
Operating income:
Completion and Production	$1,578	$735
Drilling and Evaluation	554	588
Corporate and other	(157)	(112)
Total operating income	1,975	1,211
Interest expense, net of interest income of $3 and $6	(132)	(152)
Other, net	(9)	(49	)(a)
Income from continuing operations before income taxes	1,834	1,010
Provision for income taxes	(581)	(321	)(b)
Income from continuing operations	1,253	689
Income (loss) from discontinued operations, net	(1)	1
Net income	$1,252	$690
Noncontrolling interest in net income of subsidiaries	(2)	(4)
Net income attributable to company	$1,250	$686
Amounts attributable to company shareholders:
Income from continuing operations	$1,251	$685
Income (loss) from discontinued operations, net	(1)	1
Net income attributable to company	$1,250	$686
Basic income per share attributable to company
shareholders:
Income from continuing operations	$1.37	$0.76
Income (loss) from discontinued operations, net	–	–
Net income per share	$1.37	$0.76
Diluted income per share attributable to company
shareholders:
Income from continuing operations	$1.36	$0.75
Income (loss) from discontinued operations, net	–	0.01
Net income per share	$1.36	$0.76
Basic weighted average common shares outstanding	915	906
Diluted weighted average common shares outstanding	920	908

(a)	Includes, among other items, a $31 million non-tax deductible, foreign currency loss associated with the devaluation of the Venezuelan Bolívar Fuerte.
(b)
Includes $10 million of additional tax expense for local Venezuelan income tax purposes as a result of a taxable gain created by the devaluation of the Bolívar Fuerte on Halliburton’s net United States dollar-denominated monetary assets and liabilities in Venezuela.

See Footnote Table 2 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)

	(Unaudited)
	June 30	December 31
	2011	2010
Assets
Current assets:
Cash and equivalents	$1,438	$1,398
Receivables, net	4,448	3,924
Inventories, net	2,235	1,940
Investments in marketable securities	451	653
Other current assets	968	971
Total current assets	9,540	8,886

Property, plant, and equipment, net	7,626	6,842
Goodwill	1,369	1,315
Other assets	1,421	1,254
Total assets	$19,956	$18,297

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,554	$1,139
Accrued employee compensation and benefits	706	716
Other current liabilities	906	902
Total current liabilities	3,166	2,757

Long-term debt	3,824	3,824
Other liabilities	1,308	1,329
Total liabilities	8,298	7,910

Company’s shareholders’ equity	11,642	10,373
Noncontrolling interest in consolidated subsidiaries	16	14
Total shareholders’ equity	11,658	10,387
Total liabilities and shareholders’ equity	$19,956	$18,297

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30
	2011	2010
Cash flows from operating activities:
Net income	$1,252	$690
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation, depletion, and amortization	651	533
Payments related to KBR TSKJ matters	(6)	(94)
Other, primarily working capital	(509)	(321)
Total cash flows from operating activities	1,388	808

Cash flows from investing activities:
Capital expenditures	(1,423)	(855)
Sales of marketable securities	701	550
Purchases of marketable securities	(501)	(1,182)
Other	(20)	(108)
Total cash flows from investing activities	(1,243)	(1,595)

Cash flows from financing activities:
Payments of dividends to shareholders	(165)	(163)
Other	80	45
Total cash flows from financing activities	(85)	(118)

Effect of exchange rate changes on cash	(20)	(17)
Increase (decrease) in cash and equivalents	40	(922)
Cash and equivalents at beginning of period	1,398	2,082
Cash and equivalents at end of period	$1,438	$1,160

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30		March 31
Revenue by geographic region:	2011	2010	2011
Completion and Production:
North America	$2,588	$1,434	$2,221
Latin America	268	212	240
Europe/Africa/CIS	415	459	401
Middle East/Asia	347	288	310
Total	3,618	2,393	3,172
Drilling and Evaluation:
North America	857	677	761
Latin America	419	355	372
Europe/Africa/CIS	554	522	510
Middle East/Asia	487	440	467
Total	2,317	1,994	2,110
Total revenue by region:
North America	3,445	2,111	2,982
Latin America	687	567	612
Europe/Africa/CIS	969	981	911
Middle East/Asia	834	728	777

Operating income (loss) by geographic region
(excluding Corporate and other):
Completion and Production:
North America	$827	$310	$614
Latin America	29	34	36
Europe/Africa/CIS	15	95	(26)
Middle East/Asia	47	58	36
Total	918	497	660
Drilling and Evaluation:
North America	170	131	118
Latin America	52	55	40
Europe/Africa/CIS	53	53	22
Middle East/Asia	49	79	50
Total	324	318	230
Total operating income (loss) by region:
North America	997	441	732
Latin America	81	89	76
Europe/Africa/CIS	68	148	(4)
Middle East/Asia	96	137	86

See Footnote Table 1 for a list of significant items included in operating income.

See Footnote Table 3 for adjusted operating income excluding separation costs and Libya reserve.

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Six Months Ended June 30
Revenue by geographic region:	2011	2010
Completion and Production:
North America	$4,809	$2,559
Latin America	508	414
Europe/Africa/CIS	816	844
Middle East/Asia	657	540
Total	6,790	4,357
Drilling and Evaluation:
North America	1,618	1,256
Latin America	791	648
Europe/Africa/CIS	1,064	1,057
Middle East/Asia	954	830
Total	4,427	3,791
Total by revenue by region:
North America	6,427	3,815
Latin America	1,299	1,062
Europe/Africa/CIS	1,880	1,901
Middle East/Asia	1,611	1,370

Operating income (loss) by geographic region
(excluding Corporate and other):
Completion and Production:
North America	$1,441	$447
Latin America	65	63
Europe/Africa/CIS	(11)	134
Middle East/Asia	83	91
Total	1,578	735
Drilling and Evaluation:
North America	288	224
Latin America	92	72
Europe/Africa/CIS	75	144
Middle East/Asia	99	148
Total	554	588
Total operating income by region:
North America	1,729	671
Latin America	157	135
Europe/Africa/CIS	64	278
Middle East/Asia	182	239

    See Footnote Table 2 for a list of significant items included in operation income.

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FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	June 30, 2011		June 30, 2010		March 31, 2011
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
Completion and Production:
Europe/Africa/CIS
Employee separation costs	$(5)	$(0.01)	$–	$–	$–	$–
Libya reserve	–	–	–	–	(36)	(0.03)
Middle East/Asia
Employee separation costs	(1)	–	–	–	–	–
Drilling and Evaluation:
Europe/Africa/CIS
Employee separation costs	(4)	–	–	–	–	–
Libya reserve	–	–	–	–	(23)	(0.02)
Middle East/Asia
Employee separation costs	(1)	–	–	–	–	–

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Six Months Ended		Six Months Ended
	June 30, 2011		June 30, 2010
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Completion and Production:
Europe/Africa/CIS
Employee separation costs	$(5)	$(0.01)	$–	$–
Libya reserve	(36)	(0.03)	–	–
Middle East/Asia
Employee separation costs	(1)	–	–	–
Drilling and Evaluation:
Europe/Africa/CIS
Employee separation costs	(4)	–	–	–
Libya reserve	(23)	(0.02)	–	–
Middle East/Asia
Employee separation costs	(1)	–	–	–

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FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Adjusted Operating Income Excluding Separation Costs and Libya Reserve
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30		March 31
Adjusted operating income by geographic region: (a) (b)	2011	2010	2011
Completion and Production:
North America	$827	$310	$614
Latin America	29	34	36
Europe/Africa/CIS	20	95	10
Middle East/Asia	48	58	36
Total	924	497	696
Drilling and Evaluation:
North America	170	131	118
Latin America	52	55	40
Europe/Africa/CIS	57	53	45
Middle East/Asia	50	79	50
Total	329	318	253
Adjusted operating income by region:
North America	997	441	732
Latin America	81	89	76
Europe/Africa/CIS	77	148	55
Middle East/Asia	98	137	86

(a)
Management believes that operating income adjusted for employee separation costs in the Eastern Hemisphere and a charge to recognize doubtful accounts receivable with the Libyan national oil companies and inventory that we believe has been compromised in the unrest is useful to investors to assess and understand operating performance, especially when comparing current results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company’s normal operating results. Management analyzes operating income without the impact of the employee separation costs in the Eastern Hemisphere and Libya reserve as an indicator of ongoing operating performance, to identify underlying trends in the business, and to establish segment and region operational goals. The adjustment removes the effect of these expenses.

(b)	Adjusted operating income for each segment and region is calculated as: “Operating income” less “Items Included in Operating Income.”

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FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of As Reported Results to Adjusted Results
(Millions of dollars)
(Unaudited)

Three Months Ended
June 30, 2011

As reported net income attributable to company	$739
Employee separation costs, net of tax (a)	8
Adjusted net income attributable to company (a)	$747

As reported diluted weighted average common shares outstanding	921

As reported net income per diluted share (b)	$0.80
Adjusted net income per diluted share (b)	$0.81

(a)
Management believes that net income adjusted for employee separation costs in the Eastern Hemisphere is useful to investors to assess and understand operating performance, especially when comparing current results with previous periods or forecasting performance for future periods, primarily because management views the excluded item to be outside of the Company’s normal operating results. Management analyzes net income without the impact of the employee separation costs in the Eastern Hemisphere as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustment removes the effect of the expense. Adjusted net income is calculated as: “As reported net income attributable to company” plus “Employee separation costs, net of tax.”

(b)
As reported net income per diluted share is calculated as: “As reported net income attributable to company” divided by “As reported diluted weighted average common shares outstanding.” Adjusted net income per diluted share is calculated as: “Adjusted net income attributable to company” divided by “As reported diluted weighted average common shares outstanding.”

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Conference Call Details
Halliburton (NYSE:HAL) will host a conference call on Monday, October 17, 2011, to discuss the third quarter 2011 financial results.  The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).
Halliburton’s second quarter press release will be posted on the Halliburton Web site at www.halliburton.com. Please visit the Web site to listen to the call live via webcast. In addition, you may participate in the call by telephone at (703) 639-1306. A passcode is not required. Attendees should log-in to the webcast or dial-in approximately 15 minutes prior to the call’s start time.

A replay of the conference call will be available on Halliburton’s Web site for seven days following the call. Also, a replay may be accessed by telephone at (888) 266-2081, passcode 1526921.

###

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: July 19, 2011	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary